Exhibit 4.19

Dated 9 January 2014

TAKA SHIPPING COMPANY INC. and
FAYO SHIPPING COMPANY INC.
as joint and several Borrowers

- and -

COMMONWEALTH BANK OF AUSTRALIA
as Lender

LOAN AGREEMENT

relating to a loan facility of up to US$18,000,000 to finance part of the acquisition cost of two dry bulk carriers "MELITE" and "ARTEMIS"

Index

Clause		Page

1	Interpretation	1
2	Facility	13
3	Drawdown	14
4	Interest	14
5	Interest Periods	16
6	Default Interest	16
7	Repayment and Prepayment	18
8	Conditions Precedent	20
9	Representations and warranties	20
10	General Undertakings	23
11	Corporate Undertakings	26
12	Insurance	27
13	Ship Covenants	32
14	Security Cover	37
15	Payments and calculations	38
16	Application of receipts	39
17	Application of Earnings; swap payments	40
18	Events of Default	41
19	Fees and Expenses	45
20	Indemnities	46
21	No set-off or tax deduction	48
22	Illegality, etc.	49
23	Increased costs	50
24	Set-off	51
25	Transfers and Changes in Lending Office	52
26	Variations and Waivers	53
27	Notices	54
28	Joint and Several Liability	56
29	Supplemental	57
30	Law and Jurisdiction	58
Schedule 1	Drawdown Notice	59
Schedule 2	Condition Precedent Documents	61
Execution Page		64

THIS AGREEMENT is made on 9 January 2014 BETWEEN

(1)
TAKA SHIPPING COMPANY INC., and FAYO SHIPPING COMPANY INC., each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands (together, the "Borrowers"); and

(2)	COMMONWEALTH BANK OF AUSTRALIA acting through its office at Senator House, 85 Queen Victoria Street, London EC4V 4HA, United Kingdom (the "Lender").

BACKGROUND

(A)	The Lender has agreed to make available to the Borrowers a term loan facility on a joint and several basis of up to $18,000,000 in two Tranches as follows:

(i)	for the purpose of financing part of the acquisition cost of Ship A, the lesser of (1) US$8,500,000 and (2) 50% of the Initial Market Value of Ship A; and

(ii)	for the purpose of financing part of the acquisition cost of Ship B, the lesser of (1) US$9,500,000 and (2) 50% of the Initial Market Value of Ship B.

(B)	The Lender has agreed to enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations.

(C)

IT IS AGREED as follows:

1           INTERPRETATION

1.1           Definitions

Subject to Clause 1.5, in this Agreement:

"Account Pledge" means, in relation to each Earnings Account, a deed creating security in respect of that Earnings Account in the Agreed Form and, in the plural, means both of them;

"Agreed Form" means in relation to any document, that document in the form approved in writing by the Lender or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document;

"Approved Broker" means Arrow Sale & Purchase (UK) Limited, Braemar Seascope Limited, H. Clarkson & Company Limited, Simpson Spence & Young (London) Ltd. or any other any reputable sale and purchase broker approved by the Agent;

"Approved Flag" means the flag of the Republic of the Marshall Islands or any other flag the Lender may, in its sole and absolute discretion, approve as the flag on which a Ship may be registered;

"Approved Flag State" means the Republic of the Marshall Islands or any other country in which the Lender may, in its sole and absolute discretion, approve as the flag on which a Ship may be registered;

"Approved Manager" means, in relation to each Ship, Diana Shipping Services S.A., a company incorporated and existing under the laws of Panama having its registered office at

Edificlo Universal, Piso 12, Avenida Federico Boyd, Panama, Republic of Panama and maintaining an office at 16 Pendelis Street, 175 64, Palaio Faliro, Greeceor or any other company which the Lender may approve from time to time as the technical and/or commercial manager of that Ship;

"Approved Manager's Undertaking" means, in relation to each Ship, a letter of undertaking executed or to be executed by the Approved Manager in favour of the Lender, agreeing certain matters in relation to the Approved Manager and subordinating its rights against that Ship and the Borrower owning that Ship to the rights of the Lender under the Finance Documents, in the Agreed Form;

"Availability Period" means the period commencing on the date of this Agreement and ending on:

(a)	the date falling 3 months after the date of this Agreement (or such later date as the Lender may agree with the Borrowers); or

(b)	if earlier, the date on which the Lender's obligations to advance a Tranche is cancelled or terminated;

"Borrower A" means Taka Shipping Company Inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands;

"Borrower B" means Fayo Shipping Company Inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands;

"Borrowers" means, together Borrower A and Borrower B, and, in the singular, means either of them;

"Business Day" means a day on which banks are open in London, Athens, and Sydney and in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

"Charter" means, in relation to a Ship, any time charter which exceeds, or which by any optional extensions may exceed, 2 years or any bareboat charter in respect of that Ship;

"Charterparty Assignment" means, in relation to a Charter, an assignment of the rights of the Borrower who is a party to that Charter executed or to be executed by that Borrower in favour of the Lender in the Agreed Form;

"Commitment" means $18,000,000 as that amount may be reduced, cancelled or terminated in accordance with this Agreement;

"Confirmation" and "Early Termination Date" in relation to any continuing Transaction, have the meanings given in each Master Agreement;

"Contractual Currency" has the meaning given in Clause 20.4;

"Defaulting Party" has the meaning given in each Master Agreement;

"Dollars" and "$" means the lawful currency for the time being of the United States of America;

"Drawdown Date" means, in relation to a Tranche, the date requested by the Borrowers for the Tranche to be advanced, or (as the context requires) the date on which the Tranche is actually advanced;

"Drawdown Notice" means a notice in the form set out in Schedule 1 (or in any other form which the Lender approves or reasonably requires);

"Earnings" means, in relation to either Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower which is the owner of that Ship or the Lender and which arise out of the use or operation of that Ship, including (but not limited to):

(a)	except to the extent that they fall within paragraph (b):

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to the relevant Borrower or the Lender in the event of requisition of its Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship; and

(vi)	all moneys which are at any time payable under any Insurances in respect of loss of hire; and

(b)
if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a)(1) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship;

"Earnings Account" means, in relation to either Ship, an account in the name of the Borrower which is the owner of that Ship with the Lender in London or any other account (with that or another office of the Lender or with a bank or financial institution other than the Lender) which is designated by the Lender as the Earnings Account in respect of that Ship for the purposes of this Agreement and, in the plural, means both of them;

"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

"Environmental Incident" means, in relation to either Ship:

(a)	any release of Environmentally Sensitive Material from that Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than that Ship and which involves a collision between that Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which that Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or that Ship and/or the relevant Borrower and/or any operator or manager of that Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from that Ship and in connection with which that Ship is actually or potentially liable to be arrested and/or where the relevant Borrower and/or any operator or manager of that Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

"Event of Default" means any of the events or circumstances described in Clause 18.1;

"Finance Documents" means:

(a)	this Agreement;

(b)	the Master Agreements;

(c)	the Guarantee;

(d)	the Account Pledges;

(e)	the Master Agreement Assignments;

(f)	the Mortgages;

(g)	the General Assignments;

(h)	the Shares Security Deeds;

(i)	any Charter Assignment;

(j)	the Approved Manager's Undertakings; and

(k)
any other document (whether creating a Security Interest or not) which is executed at any time by the Borrowers (or either of them), the Guarantor, the Approved Manager or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lender under this Agreement or the Master Agreements or any of the other documents referred to in this definition, and, in the singular, means any of them;

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

"Fleet Vessels" means all of the vessels (including, but not limited to, the Ships) from time to time wholly owned by members of the Group (each a "Fleet Vessel");

"GAAP" means the generally accepted accounting principles from time to time in effect in the United States of America;

"General Assignment" means, in relation to either Ship, a first priority general assignment given by the Borrower which is the owner of that Ship of the Earnings, the Insurances and any Requisition Compensation in respect of that Ship executed or to be executed by the relevant Borrower and the Lender in the Agreed Form;

"Group" means the Guarantor and all its subsidiaries (including, but not limited to, the Borrowers) from time to time during the Security Period and "member of the Group" shall be construed accordingly;

"Guarantee" means a guarantee of the Borrowers' obligations under this Agreement and the other Finance Documents to be executed by the Guarantor in the Agreed Form;

"Guarantor" means Diana Shipping Inc., a corporation incorporated and existing under the laws of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands;

"IACS" means the International Association of Classification Societies;

"Initial Market Value" means, in relation to a Ship, the Market Value thereof determined in accordance with the valuation for that Ship to be provided to the Lender pursuant to paragraph 6, Part B of Schedule 2;

"Insurances" means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, its Earnings or otherwise in relation to it whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract or insurance or entry has expired on or before the date of this Agreement;

"Interest Period" means a period determined in accordance with Clause 5;

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended, supplemented or superseded from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code);

"ISPS Code" means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time);

"ISSC" means a valid and current International Ship Security Certificate issued under the 1SPS Code;

"Lender" means Commonwealth Bank of Australia, acting through its office at Senator House, 85 Queen Victoria Street, London EC4V 4HA, United Kingdom (or through another branch notified to the Borrowers under Clause 25.6) or its successor or assign;

"LIBOR" means, for an Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, that period which appears on REUTERS BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the Quotation Date for that period (and, for the purposes of this Agreement, "REUTERS BBA Page LIBOR 01" means the display designated as "Page 01" on the REUTERS Service or such other page as may replace Page 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars); or

(b)
if no rate is quoted on REUTERS BBA Page LIBOR 01, the rate per annum determined by the Lender to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates at which deposits in Dollars are offered to the Lender by leading banks in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for that period for a period equal to that period and for delivery on the first Business Day of it; or

(c)	if any of the above rates is below zero, LIBOR shall be deemed to be zero;

"Loan" means the principal amount for the time being outstanding under this Agreement;

"Major Casualty" means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$2,000,000 or the equivalent in any other currency;

"Margin" means 2.25 per cent. per annum;

"Market Value" means, in relation to a Ship at any time, the market value thereof determined in accordance with Clause 14.3;

"Mandatory Cost" means the percentage rate (if any), which represents the cost to the Lender relative to the Loan of compliance with (a) the requirements of the Bank of England and/or the Financial Conduct Authority and/or the Prudential Regulation Authority (or, in any case, any other governmental authority or agency which replaces all or any of their functions) or (b) the requirements of the European Central Bank (or any other governmental authority or agency which replaces all or any of its functions), as may be determined by the Lender from time to time and notified to the Borrowers;

"Master Agreements" means, together, the master agreements (on the 2002 ISDA (Multicurrency-Crossborder) form) in the Agreed Form made or to be made between (i) each Borrower and (ii) the Lender and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under such master agreement and, in the singular, means either of them;

"Master Agreement Assignments" means, in respect of each Master Agreement, the assignment of each Borrowers' rights under such Master Agreement in the Agreed Form;

"Maturity Date" means:

(i)	in relation to Tranche A, the earlier of the date falling on the sixth anniversary of the Drawdown Date relative thereto and 31 January 2020; and

(ii)	in relation to Tranche B, the earlier of the date falling on the eighth anniversary of the Drawdown Date relative thereto and 31 January 2022;

"Mortgage" means, in relation to each Ship, the first preferred or, as the case may be, priority ship mortgage (and, if applicable, collateral deed of covenant) in respect of that Ship under the relevant Approved Flag to be executed by the relevant Borrower in favour of the Lender in the Agreed Form and, in the plural, means both of them;

"Negotiation Period" has the meaning given in Clause 4.6;

"Palios Family" means, together, each of the following:

(a)	Mr. Simeon Palios;

(b)	all the lineal descendants in direct line of Mr. Palios;

(c)	a husband or wife or widower or widow of any of the above persons;

(d)	the estates, trusts or legal representatives of which any of the above persons are the beneficiaries; and

(e)
each company (other than a member of the Group) legally or beneficially owned or (as the case may be) controlled by one or more of the persons or entities which would fall within paragraphs (a) to (d) of this definition, and each one of the above shall be referred to as "a member of the Palios Family";

"Payment Currency" has the meaning given in Clause 20.4;

"Permitted Security Interests" means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)
liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower owning such Ship in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 13.12(g);

(f)
any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where a Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

"Pertinent Document" means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 12 or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)
any document which has been or is at any time sent by or to the Lender in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

"Pertinent Jurisdiction", in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company has the centre of its main interests or in which the company's central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as main or territorial or ancillary proceedings, or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c);

"Pertinent Matter" means:

(a)	any transaction or matter contemplated by, arising out of, or connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

"Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Lender and/or the satisfaction of any other condition, would constitute an Event of Default;

"Quotation Date" means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

"Relevant Person" has the meaning given in Clause 1S.7;

"Repayment Date" means a date on which a repayment is required to be made under Clause 7;

"Repayment Instalment" has the meaning given to it in Clause 7.1(a);

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss";

"Secured Liabilities" means all liabilities which the Borrowers, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

"Security Interest" means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

"Security Party" means the Guarantor, the Approved Manager, any person (except the Lender) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of "Finance Documents";

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which:

(a)	all amounts which have become due for payment by each of the Borrowers or any Security Party under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document; and

(c)	no Borrower nor any Security Party has any future or contingent liability under Clause 19, 20 or 21 or any other provision of this Agreement or another Finance Document;

"Shares Security Deed" means, in relation to each Borrower, a deed creating security over the entire share capital of that Borrower in the Agreed Form and, in the plural, means both of them;

"Ship A" means the 2004-built dry bulk carrier of 76,436 deadweight currently registered in the ownership of Borrower A under an Approved Flag with the name "M ELITE";

"Ship B" means the 2006-built dry bulk carrier of 76,942 deadweight currently registered in the ownership of Borrower B under an Approved Flag with the name "ARTEMIS";

"Ships" means, together, Ship A and Ship B and, in the singular, means any of them;

"SMC" means, in relation to either Ship, a safety management certificate issued in respect of that Ship in accordance with the ISM Code;

"Swap Exposure" means, as at any relevant date, the amount certified by the Lender to be the aggregate net amount in Dollars which would be payable by the Borrowers to the Lender under (and calculated in accordance with) section 6(e)(i) (Payments on Early Termination) of each Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Transactions with the Borrowers being the Defaulting Party;

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)
any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the relevant Borrower's full control;

(c)	any condemnation of that Ship by any tribunal or by any person or person claiming to be a tribunal; and

(d)	any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless she is within 1 month redelivered to the relevant Borrower's full control;

"Total Loss Date" means, in relation to any Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower owning such Ship with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Lender that the event constituting the total loss occurred;

"Tranches" means, together, Tranche A and Tranche B and, in the singular, means either of them;

"Tranche A" means the amount which may be drawn by the Borrowers in accordance with Clause 2.1(a) for Ship A;

"Tranche B" means the amount which may be drawn by the Borrowers in accordance with Clause 2.1(b) for Ship B; and

"Transaction" has the meaning given in each Master Agreement.

1.2	Construction of certain terms

In this Agreement:

"administration notice" means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;

"approved" means, for the purposes of Clause 12, approved in writing by the Lender;

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"company" includes any partnership, joint venture and unincorporated association;

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

"document" includes a deed; also a letter or fax;

"excess risks" means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

"months" shall be construed in accordance with Clause 1.3;

"obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Borrower owning such Ship is obliged to effect, under Clause 12 or any other provision of this Agreement or another Finance Document;

"parent company" has the meaning given in Clause 1.4;

"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

"subsidiary" has the meaning given in Clause 1.4;

"successor" includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person's rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.3           Meaning of "month"

A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day and "month" and "monthly" shall be construed accordingly.

1.4           Meaning of "subsidiary"

A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of 5; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of 5; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P and any company of which S is a subsidiary is a parent company of S.

1.5           General Interpretation

In this Agreement:

(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(c)	words denoting the singular number shall include the plural and vice versa; and

(d)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6	Headings

In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	FACILITY

2.1	Amount of facility

Subject to the other provisions of this Agreement, the Lender shall make available to the Borrowers a loan facility on a joint and several basis of up to $18,000,000 in aggregate in two Tranches as follows:

(a)	Tranche A shall be in an amount of up to the lesser of (i) $8,500,000 and (ii) 50 per cent, of the Initial Market Value of Ship A; and

(b)	Tranche B shall be in an amount of up to the lesser of (i) $9,500,000 and (ii) 50 per cent. of the Initial Market Value of Ship B.

2.2	Purpose of Tranches

Each Borrower undertakes with the Lender to use each Tranche only for the following purposes:

(a)	in the case of Tranche A, in financing part of the acquisition costs of Ship A; and

(b)	in the case of Tranche B, in financing part of the acquisition costs of Ship B.

3	DRAWDOWN

3.1	Request for Tranche

Subject to the following conditions, the Borrowers may request a Tranche to be advanced by ensuring that the Lender receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date.

3.2	Availability

The conditions referred to in Clause 3.1 are that:

(a)	a Drawdown Date in relation to a Tranche has to be a Business Day during the Availability Period relating to such Tranche;

(b)	each Tranche shall not exceed the amount applicable thereto referred to in Clause 2.1; and

(c)	the aggregate amount of the Tranches shall not exceed the lesser of (i) $18,000,000 and (ii) 50 per cent. of the Initial Market Value of the Ships in aggregate.

3.3	Drawdown Notice irrevocable

A Drawdown Notice must be signed by a duly authorised signatory of each of the Borrowers; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Lender.

3.4	Disbursement of Tranche

Subject to the provisions of this Agreement, the Lender shall on the relevant Drawdown Date advance the relevant Tranche to the Borrowers; and payment to the Borrowers shall be made to the account which the Borrowers specify in the relevant Drawdown Notice.

3.5	Disbursement of Tranche to third party

The payment by the Lender under Clause 3.4 shall constitute the advance of a Tranche and the Borrowers shall at that time become indebted, as principal and direct obligors, to the Lender in an amount equal to that Tranche.

4	INTEREST

4.1	Payment of normal interest

Subject to the provisions of this Agreement, interest on each Tranche in respect of each Interest Period applicable to it shall be paid by the Borrowers on the last day of that Interest Period.

4.2	Normal rate of interest

Subject to the provisions of this Agreement, the rate of interest on each Tranche in respect of an interest Period applicable to it shall be the aggregate of (i) the Margin, (ii) the Mandatory Cost (if any) and (iii) LIBOR for that Interest Period.

4.3           Payment of accrued interest

In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

4.4	Notification of market disruption

The Lender shall promptly notify the Borrowers if the rate quoted on REUTERS BBA Page LIBOR 01 does not reflect the Lender's cost of obtaining matching deposits in the London Interbank Market or if for any reason the Lender is unable to obtain Dollars in the London Interbank Market in order to fund the Loan (or any part of it) during any Interest Period, stating the circumstances which have caused such notice to be given.

4.5	Suspension of drawdown

If the Lender's notice under Clause 4.4 is served before a Tranche is advanced, the Lender's obligation to advance that Tranche shall be suspended while the circumstances referred to in the Lender's notice continue.

4.6	Negotiation of alternative rate of interest

If the Lender's notice under Clause 4.4 is served after a Tranche is advanced, the Borrowers and the Lender shall use reasonable endeavours to agree, within 30 days after the date on which the Lender serves its notice under Clause 4.4 (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lender to fund or continue to fund the Loan during the Interest Period concerned.

4.7	Application of agreed alternative rate of interest

Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

4.8	Alternative rate of interest in absence of agreement

If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Lender shall set an interest period and interest rate representing the cost of funding of the Lender in Dollars or in any available currency of the Loan plus the Margin and the Mandatory Cost (if any); and the procedure provided for by this Clause 4.8 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Lender.

4.9	Notice of prepayment

If the Borrowers do not agree with an interest rate set by the Lender under Clause 4.8, the Borrowers may give the Lender not less than 15 Business Days' notice of their intention to prepay at the end of the interest period set by the Lender.

4.10	Prepayment

A notice under Clause 4.9 shall be irrevocable; and on the last Business Day of the interest period set by the Lender, the Borrowers shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the Margin and the Mandatory Cost (if any) and, if the prepayment or repayment is not made on the last day of the interest period set by the Lender, any sums payable under Clause 20.1(b).

4.11	Application of prepayment

The provisions of Clause 7 shall apply in relation to the prepayment.

4.12	Hedging

The Borrowers may enter into Transactions under the relevant Master Agreement Provided that each such Transaction shall have quarterly settlement dates and the relevant maturity does not exceed the Final Maturity Date.

5	INTEREST PERIODS

5.1	Commencement of Interest Periods

The first Interest Period applicable to a Tranche shall commence on its Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

5.2	Duration of normal Interest Periods

Subject to Clauses 5.3 and 5.4, each Interest Period shall be:

(a)	1, 3 or 6 months as notified by the Borrowers to the Lender not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or

(b)	3 months, if the Borrowers fail to notify the Lender by the time specified in paragraph (a); or

(c)	such other period as the Lender may agree with the Borrowers.

5.3	Duration of Interest Periods for repayment instalments

In respect of an amount due to be repaid under Clause 7 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

5.4	Non-availability of matching deposits for Interest Period selected

If, after the Borrowers have selected and the Lender has agreed an Interest Period longer than 6 months, the Lender notifies the Borrowers by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.

5.5	No Interest Period to extend beyond the Maturity Date

No Interest Period shall end after the Maturity Date applicable to the relevant Tranche and any Interest Period which would otherwise extend beyond the Maturity Date for the applicable Tranche shall instead end on that Maturity Date.

6	DEFAULT INTEREST

6.1	Payment of default interest on overdue amounts

The Borrowers shall pay interest in accordance with the following provisions of this Clause 6 on any amount payable by the Borrowers under any Finance Document which the Lender does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 18.4, the date on which it became immediately due and payable.

6.2	Default rate of interest

Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Lender to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 6.3(a) and 6.3(b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 6.3(b).

6.3	Calculation of default rate of interest

The rates referred to in Clause 6.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it);

(b)	the aggregate of the Margin and the Mandatory Cost (if any) plus, in respect of successive periods of any duration (including at call) up to 3 months which the Lender may select from time to time:

(i)	LIBOR; or

(ii)
if the Lender determines that Dollar deposits for any such period are not being made available to it by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Lender by reference to the cost of funds to it from such other sources as the Lender may from time to time determine.

6.4	Notification of interest periods and default rates

The Lender shall promptly notify the Borrowers of each interest rate determined by it under Clause 6.3 and of each period selected by it for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Lender's notification.

6.5	Payment of accrued default interest

Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined.

6.6	Compounding of default interest

Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

6.7	Application to Master Agreements

For the avoidance of doubt, this Clause 6 does not apply to any amount payable under the Master Agreements in respect of any continuing Transaction as to which section 9(h) (Interest and Compensation) of the Master Agreements shall apply.

7	REPAYMENT AND PREPAYMENT

7.1	Amount of repayment instalments

The Borrowers shall repay the Loan as follows:

(a)	Tranche A shall be repaid:

(i)	by 24 equal consecutive quarterly instalments in the amount of $195,833.33 each; and

(ii)	a balloon payment in the amount of $3,800,000; and

(b)	Tranche B shall be repaid:

(i)	by 32 equal consecutive quarterly instalments in the amount of $156,250 each; and

(ii)	a balloon payment in the amount of $4,500,000;

Provided that if the Borrowers do not draw down the maximum amount of a Tranche, the repayment instalments and the balloon instalment in respect of that Tranche will be reduced pro rata by an amount equal to the undrawn amount of that Tranche.

7.2	Repayment Dates

The first instalment in respect of each Tranche shall be repaid on the date falling 3 months after the Drawdown Date relative thereto, each subsequent instalment shall be repaid at 3-monthly intervals thereafter and the last instalment, together with the relevant balloon instalment, shall be repaid as follows:

(a)	in relation to Tranche A, the earlier of the date falling on the sixth anniversary of the Drawdown Date relative thereto and 31 January 2020; and

(b)	in relation to Tranche B, the earlier of the date falling on the eighth anniversary of the Drawdown Date relative thereto and 31 January 2022.

7.3	Final Maturity Date

On the final Maturity Date, the Borrowers shall additionally pay to the Lender all other sums then accrued or owing under any Finance Document.

7.4	Voluntary prepayment

Subject to the following conditions, the Borrowers may prepay the whole or any part of either Tranche on the last day of an Interest Period.

7.5	Conditions for voluntary prepayment

The conditions referred to in Clause 7.4 are that:

(a)	a partial prepayment shall be in an amount not less than $500,000 or a higher integral multiple thereof;

(b)
the Lender has received from the Borrowers at least 10 Business Days' prior written notice specifying the amount to be prepaid, the Tranche to which it relates and the date on which the prepayment is to be made;

(c)
the Borrowers have provided evidence satisfactory to the Lender that any consent required by either Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects either Borrower or any Security Party has been complied with; and

(d)	the Borrowers have complied with Clause 7.10 on or prior to the date of prepayment.

7.6	Effect of notice of prepayment

A prepayment notice may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

7.7	Mandatory prepayment

The Borrowers shall be obliged to prepay the whole of a Tranche if a Ship which is part-financed by that Tranche is sold or becomes a Total Loss:

(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of that Ship to the buyer; or

(b)	in the case of a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss.

7.8	Amounts payable on prepayment

A prepayment shall be made together with accrued interest (and any other amount payable under Clause 20 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 20.1(b) but without premium or penalty.

7.9	Application of partial prepayment

Each partial prepayment shall be applied first against the balloon instalment of the relevant Tranche being prepaid and thereafter against the then outstanding repayment instalments of that Tranche in inverse order of maturity.

7.10	Unwinding of Transactions

On or prior to any repayment or prepayment under this Clause 7 or any other provision of this Agreement, the Borrowers shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Transactions so that the notional principal amount of the continuing Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 7.1.

7.11	No reborrowing

No amount prepaid may be reborrowed.

7.12	Cancellation of Commitment

Any portion of the Loan which has not been borrowed by the last day of the Availability Period shall automatically be cancelled.

8	CONDITIONS PRECEDENT

8.1	Documents, fees and no default

The Lender's obligation to advance a Tranche is subject to the following conditions precedent:

(a)
that, on or before the date of this Agreement, the Lender receives (i) the documents described in Part A of Schedule 2 in form and substance satisfactory to it and its lawyers and (ii) payment of the arrangement fee referred to in Clause 19.1(a);

(b)	that on or before the service of the Drawdown Notice, the Lender receives the documents described in Part B of Schedule 2 in form and substance satisfactory to it and its lawyers;

(c)
that, on or before the service of the Drawdown Date the Lender receives the payment of all accrued commitment fee payable pursuant to Clause 19.1(b) and has received payment of the expenses referred to in Clause 19.2;

(d)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred or would result from the borrowing of the relevant Tranche;

(ii)
the representations and warranties in Clause 9.1 and those of the Borrowers or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)	none of the circumstances contemplated by Clause 4.4 has occurred and is continuing; and

(iv)
there has been no material adverse change in the financial position, state of affairs or prospects of either Borrower, the Guarantor or any other Security Party in the light of which the Lender considers that there is a significant risk that either Borrower, the Guarantor or any other Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents to which it is a party as they fall due;

(e)
that, if the ratio set out in Clause 14.1 were applied immediately following the advance of a Tranche, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(f)
that the Lender has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Lender may request by notice to the Borrowers prior to the relevant Drawdown Date.

8.2	Waivers of conditions precedent

If the Lender, at its discretion, permits a Tranche to be borrowed before certain of the conditions referred to in Clause 8.1 are satisfied, the Borrowers shall ensure that those conditions are satisfied within 5 Business Days after its Drawdown Date (or such longer period as the Lender may specify).

9	REPRESENTATIONS AND WARRANTIES

9.1	General

Each Borrower represents and warrants to the Lender as follows.

9.2	Status

Each Borrower is duly incorporated and validly existing and in good standing under the laws of the Republic of the Marshall Islands.

9.3	Share capital and ownership

Each Borrower has an authorised share capital of Five hundred (500) registered shares with par value of $0,01 each and the legal title and beneficial ownership of all those shares is held, free of any Security Interest or other claim, by the Guarantor.

9.4	Corporate power

Each Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to permanently register the Ship owned by it in its name under an Approved Flag;

(b)	to execute the Finance Documents to which each Borrower is a party; and

(c)	to borrow under this Agreement, to enter into Transactions under each Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which it is a party.

9.5	Consents in force

All the consents referred to in Clause 9.4 remain in force and nothing has occurred which makes any of them liable to revocation.

9.6	Legal validity; effective Security Interests

Each of the Finance Documents, to which each Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute that Borrower's legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

subject to any relevant insolvency laws affecting creditors' rights generally.

9.7	No third party Security Interests

Without limiting the generality of Clause 9.6, at the time of the execution and delivery of each Finance Document to which a Borrower is a party:

(a)	each Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

9.8	No conflicts

The execution by the Borrowers (or either of them) of each Finance Document to which it is a party and the borrowing by the Borrowers of the Loan, and each Borrower's compliance with each Finance Document to which it is a party, will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of any Borrower; or

(c)	any contractual or other obligation or restriction which is binding on either Borrower or any of its assets.

9.9	No withholding taxes

All payments which any Borrower is liable to make under the Finance Documents may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction. For the avoidance of doubt, this Clause 9.9 does not apply to any amount payable under the Master Agreements in respect of any continuing Transaction as to which section 3 (Basic Representations) of the Master Agreements shall apply.

9.10	No default

No Event of Default or Potential Event of Default has occurred.

9.11	Information

All information which has been provided in writing by or on behalf of either Borrower or any Security Party to the Lender in connection with any Finance Document and satisfied the requirements of Clause 10.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 10.7; and there has been no material adverse change in the financial position or state of affairs of either Borrower from that disclosed in the latest of those accounts.

9.12	No litigation

No legal or administrative action involving any Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to any Borrower's knowledge, is likely to be commenced or taken.

9.13	Compliance with certain undertakings

At the date of this Agreement, each Borrower is in compliance with Clauses 10.2, 10.4, 10.9 and 10.13.

9.14	Taxes paid

Each Borrower has paid all taxes applicable to, or imposed on or in relation to that Borrower, its business or the Ship owned by it.

9.15	ISM Code and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to the Borrowers, the Approved Manager and each Ship have been complied with.

9.16	No money laundering

Without prejudice to the generality of Clause 2.2, in relation to the borrowing by the Borrowers of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which each Borrower is a party, each Borrower confirms (i) that it is acting for its own account, (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement and (iii) that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities),

9.17	No immunity

The Borrowers are not, nor are any of their assets entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement).

10	GENERAL UNDERTAKINGS

10.1	General

Each Borrower undertakes with the Lender to comply with the following provisions of this Clause 10 at all times during the Security Period, except as the Lender may otherwise permit.

10.2	Title; negative pledge

Each Borrower will:

(a)
hold the legal title to, and own the entire beneficial interest in its Ship, the Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests; and

(b)
not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future (including, but not limited to, the Borrowers' rights against the Lender under the Master Agreements or all or any part of the Borrowers' interest in any amount payable to the Borrowers by the Lender under each Master Agreement).

10.3	No disposal of assets

No Borrower will transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.

10.4	No other liabilities or obligations to be incurred

No Borrower will incur any liability or obligation except:

(a)	liabilities and obligations under the Finance Documents to which it is a party;

(b)	liabilities or obligations reasonably incurred in the ordinary course of owning, operating and chartering the Ship owned by it; and

(c)	in respect of the Transactions.

10.5	Information provided to be accurate

All financial and other information which is provided in writing by or on behalf of the Borrowers under or in connection with any Finance Document or any Charter will be true and not misleading and will not omit any material fact or consideration.

10.6	Provision of financial statements

Each Borrower will send or procure that are to be sent to the Lender:

(a)
as soon as possible, but in no event later than 180 days after the end of each financial year (commencing with the financial year ending 31 December 2013) of the Guarantor, the audited annual statements of the Guarantor;

(b)
as soon as possible, but in no event later than 90 days after a six-month in each financial year (commencing with the financial year ending 31 December 2013) of the Guarantor, the semi-annual management accounts of the Guarantor for such period certified as to their correctness by the chief financial officer of the Guarantor; and

(c)
promptly after each request by the Lender, such further financial information about the Borrowers, the Guarantor, the Group and/or the Ships including, but not limited to, charter arrangements, Financial Indebtedness and operating expenses as the Lender may reasonably require.

10.7	Form of financial statements

All accounts (audited and unaudited) delivered under Clause 10.6 will:

(a)	be prepared in accordance with all applicable laws and GAAP consistently applied;

(b)	give a true and fair view of the state of affairs of the Group, at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of the Group.

10.8	Shareholder and creditor notices

Each Borrower will send the Lender, at the same time as they are despatched, copies of all communications which are despatched to that Borrower's shareholders or creditors or any class of them.

10.9	Consents

Each Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:

(a)	for each Borrower to perform its obligations under any Finance Document and any Charter to which it is a party;

(b)	for the validity or enforceability of any Finance Document and any Charter to which it is a party;

(c)	for that Borrower to own and operate and continue to own and operate its Ship, and each Borrower will comply with the terms of all such consents.

10.10	Maintenance of Security Interests Each Borrower will:

(a)	at its own cost, do all that is necessary to ensure that any Finance Document to which it is a party validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which may be or become necessary or desirable for any Finance Document to be valid, enforceable or has admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

10.11	Notification of litigation

Each Borrower will provide the Lender with details of any legal or administrative action involving any Borrower, any Security Party, the Approved Manager or any Ship, its Earnings or its Insurances as soon as such action is instituted or it becomes apparent to such Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

10.12	Principal place of business

Each Borrower will keep its corporate documents and records, at the address stated in Clause 27.2(a); and no Borrower will establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than the Republic of the Marshall Islands and Greece.

10.13	Confirmation of no default

Each Borrower will, within 2 Business Days after service by the Lender of a written request, serve on the Lender a notice which is signed by an authorised representative or an officer of each Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

The Lender may serve requests under this Clause 10.14 from time to time; this Clause 10.14 does not affect any Borrower's obligations under Clause 10.15.

10.14	Notification of default

Each Borrower will notify the Lender as soon as it becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred and will keep the Lender fully up-to-date with all developments.

10.15	Provision of further information

Each Borrower will, as soon as practicable after receiving the request, provide the Lender with any additional financial or other information relating:

(a)
to either Borrower, the Guarantor, the Approved Manager, either Ship, its Earnings or its Insurances and any Charter, each other member of the Group and any other Fleet Vessel as the Lender may require; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document which may be requested by the Lender at any time.

10.16	"Know your customer" checks

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of any Borrower or any Security Party after the date of this Agreement;

(c)	a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Lender or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

10.17	Provision of copies and translation of documents

If the Lender so requires, the Borrowers will supply the Lender with a certified English translation in respect of any of those documents referred to above, such translation to be prepared by a translator approved by the Lender.

11	CORPORATE UNDERTAKINGS

11.1	General

Each Borrower also undertakes with the Lender to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Lender may otherwise permit.

11.2	Maintenance of status

Each Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Republic of the Marshall Islands.

11.3	Negative undertakings

No Borrower will:

(a)	carry on any business other than the ownership, chartering and operation of its Ship; or

(b)
pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital if an Event of Default has occurred or could result from the payment of such dividend or the making of any other form of distribution; or

(c)	effect any form of redemption, purchase or return of share capital;

(d)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in any Borrower's share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrowers than those which it could obtain in a bargain made at arms' length;

(e)	open or maintain any account with any bank or financial institution except accounts with the Lender for the purposes of the Finance Documents;

(f)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

(g)
acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative other than the Transactions; or

(h)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or

(i)	acquire any vessel other than the Ship owned or to be owned by it.

11.4	Minimum Liquidity

Each Borrower shall maintain aggregate credit balances in an amount of not less than $200,000 in its Earnings Account at all times as from the Drawdown Date of the Tranche used to finance its Ship.

12	INSURANCE

12.1	General

Each Borrower also undertakes with the Lender to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Lender may otherwise permit.

12.2	Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at the expense of such Borrower against:

(a)	fire and usual marine risks (including hull and machinery but excluding excess risks);

(b)	war risks (including war protection and indemnity, terrorism and piracy risks);

(c)	protection and indemnity risks; and

(d)
any other risks against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Lender be reasonable for such Borrower to insure and which are specified by the Lender by notice to such Borrower.

12.3	Terms of obligatory insurances

Each Borrower shall effect such insurances:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) an amount which when aggregated with the insured value of the other Ship then subject to a Mortgage, is equal to 120 per cent, of the Loan, and (ii) the Market Value of the Ship owned by it; and

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market (currently $1,000,000,000);

(d)	in relation to protection and indemnity risks in respect of the Ship's full value and tonnage;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

12.4	Further protections for the Lender

In addition to the terms set out in Clause 12.3, each Borrower shall procure that the obligatory insurances shall:

(a)	subject always to paragraph (b), name that Borrower as the sole named assured unless the interest of every other named assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it and every other named assured has undertaken in writing to the Lender (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
in the case of any obligatory insurances against any risks other that protection and indemnity risks, and whenever the Lender requires name (or be amended to name) the Lender as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Lender as loss payee with such directions for payment as the Lender may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set-off, counterclaim or deductions or condition whatsoever;

(e)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender; and

(f)	provide that the Lender may make proof of loss if the relevant Borrower fails to do so.

12.5	Renewal of obligatory insurances

Each Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)
notify the Lender of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Lender's approval to the matters referred to in paragraph (1);

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Lender's approval pursuant to paragraph (a); and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

12.6	Copies of policies; letters of undertaking

Each Borrower shall ensure that all approved brokers provide the Lender with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Lender and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 12.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with the said loss payable clause;

(c)	they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Lender, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the relevant Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the relevant Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Lender.

12.7	Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which its Ship is entered provides the Lender with:

(a)	a certified copy of the certificate of entry for such Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Lender; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

12.8	Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

12.9	Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Lender.

12.10	Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

12.11	Restrictions on employment

No Borrower shall employ the Ship owned by it, nor shall permit the Ship owned by it to be employed, outside the cover provided by any obligatory insurance.

12.12	Compliance with terms of insurances

No Borrower shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular:

(a)
each Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 12.7(d)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(b)	no Borrower shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(c)
each Borrower shall make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
no Borrower shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

12.13	Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

12.14	Settlement of claims

No Borrower shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

12.15	Provision of copies of communications

Each Borrower shall provide the Lender, at the time of each such communication, with copies of all written communications between that Borrower and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

12.16	Provision of information

In addition, that Borrower shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 12.17 below or dealing with or considering any matters relating to any such insurances and each Borrower shall, forthwith upon demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a).

12.17	Mortgagee's interest, additional perils insurance

The Lender shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance and a mortgagee's interest additional perils insurance each in an amount equal to at least 120% of the Loan, on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate and the Borrowers shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which may be incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

12.18	Review of insurance requirements

The Lender shall be entitled to review the requirements of this Clause 12 from time to time, in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Lender significant and capable of affecting any Borrower or any Ship and its insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which any Borrower may be subject) and may appoint insurance consultants in relation to this review at the cost of the Borrowers.

12.19	Modification of insurance requirements

The Lender shall notify the Borrowers of any proposed modification under Clause 12.18 to the requirements of this Clause 12 which the Lender, may consider appropriate in the circumstances and, after consultation with the Borrowers, such modification shall take effect on and from the date it is notified in writing to the Borrowers as an amendment to this Clause 12 and shall bind each Borrower accordingly.

12.20	Compliance with mortgagee's instructions

The Lender shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require any Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Lender until the Borrower which is the owner of such Ship implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 12.19.

13	SHIP COVENANTS

13.1	General

Each Borrower also undertakes with the Lender to comply with the following provisions of this Clause 13 at all times during the Security Period in respect of the Ship owned by it except as the Lender may otherwise permit.

13.2	Ship's name and registration

Each Borrower shall:

(a)	keep the Ship owned by it registered in its name under an Approved Flag;

(b)	not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and

(c)	not change the name or port of registry of its Ship without the prior written consent of the Lender, such consent not to be unreasonably withheld.

13.3	Repair and classification

Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain such Ship with the highest classification available for vessels of the same age, type and specification as such Ship free of overdue recommendations and conditions with a classification society which is a member of the IACS and acceptable to the Lender; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the applicable Approved Flag State or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

13.4	Classification society undertaking

The Borrowers shall instruct the classification society referred to in Clause 13.3 (and procure that the classification society undertakes with the Lender):

(a)
to send to the Lender, following receipt of a written request from the Lender, certified true copies of all original class records and any other related records held by the classification society in relation to the Ship;

(b)
to allow the Lender (or its agents), at any time and from time to time, to inspect the original class and related records of any Borrower and the Ship owned by it at the offices of the classification society and to take copies of them;

(c)	to notify the Lender immediately in writing if the classification society:

(i)	receives notification from any Borrower or any other person that the relevant Ship's classification society is to be changed; or

(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the relevant Ship's class under the rules or terms and conditions of any Borrower's or the relevant Ship's membership of the classification society; and

(d)	following receipt of a written request from the Lender:

(i)
to confirm that no Borrower is in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; or

(ii)
if any Borrower is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Lender in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the classification society.

13.5	Modification

No Borrower shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on its Ship which would or might materially alter the structure, type or performance characteristics of that Ship or reduce her value.

13.6	Removal of parts

No Borrower shall remove any material part of the Ship owned by it, or any item of equipment installed on that Ship, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Lender and becomes on installation on the relevant Ship the property of the relevant Borrower and subject to the security constituted by the relevant Mortgage Provided that such Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to such Ship.

13.7	Surveys

Each Borrower shall submit its Ship regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Lender provide the Lender, with copies of all survey reports.

13.8	Inspection

Each Borrower shall, at its expense, permit the Lender (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

13.9	Prevention of and release from arrest

Each Borrower shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, its Earnings or its Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, its Earnings or its Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship owned by it, its Earnings or its Insurances,

and, forthwith upon receiving notice of the arrest of any Ship, or of its detention in exercise or purported exercise of any lien or claim, the Borrowers shall procure its release by providing bail or otherwise as the circumstances may require.

13.10	Compliance with laws etc.

Each Borrower shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to its Ship, its ownership, operation and management or to its business;

(b)	not employ its Ship nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code;

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit it to enter or trade to any zone which is declared a war zone by any government or by any Ship's war risks insurers unless the prior written consent of the Lender has been given and the relevant Borrower has (at its expense) effected any special, additional or modified insurance cover which the Lender may require; and

(d)
comply with all applicable regulations (in the United States of America and, where relevant, elsewhere) with respect to maintenance of its Certificate of Financial Responsibility and other certificates of third party liability insurance so as to enable its Ship to trade fully at all times.

13.11	Provision of information

Each Borrower shall promptly provide the Lender with any information which it requests regarding:

(a)	the Ship owned by it, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to any Ship's master and crew;

(c)	any expenses incurred, or likely to be incurred, in connection with the trading, chartering, operation, maintenance or repair of any Ship and any payments made in respect of that Ship;

(d)	any towages and salvages; and

(e)	each Borrower's, the Approved Manager's or any Ship's compliance with the ISM Code and the ISPS Code,

and, upon the Lender's request, provide copies of any current charter relating to each Ship, of any current charter guarantee, the SMC and copies of the relevant Borrower's or the Approved Manager's Document of Compliance.

13.12	Notification of certain events

Each Borrower shall immediately notify the Lender by fax, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which any Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of any Ship, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of any Ship;

(f)	any Environmental Claim made against any Borrower or in connection with any Ship, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against any Borrower, the Approved Manager or otherwise in connection with any Ship; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and the Borrowers shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require of the Borrowers', the Approved Manager's or any other person's response to any of those events or matters.

13.13	Restrictions on chartering, appointment of managers etc

No Borrower shall in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 24 months;

(c)	enter into any charter in relation to that Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(d)	charter that Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed;

(e)	appoint a manager of that Ship other than the Approved Manager or an affiliate of the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(f)	de-activate or lay up that Ship; or

(g)
put that Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed US$2,000,000 (or the equivalent in any other currency) unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

13.14	Notice of Mortgage

Each Borrower shall keep the Mortgage registered against its Ship as a valid first priority mortgage, carry on board its Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of its Ship a framed printed notice stating that that Ship is mortgaged by the relevant Borrower to the Lender.

13.15	Sharing of Earnings

No Borrower shall:

(a)	enter into any agreement or arrangement for the sharing of any Earnings; and

(b)
enter into any agreement or arrangement for the postponement of any date on which any Earnings are due, the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of the relevant Borrower to the Earnings; or

(c)	enter into any agreement or arrangement for the release, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

13.16	ISPS Code

Each Borrower shall comply with the ISPS Code and in particular, without limitation, shall:

(a)	procure that its Ship and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain for its Ship an ISSC; and

(c)	notify the Lender immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Ship.

13.17	Charter Assignment

If any Borrower enters into a Charter, that Borrower shall, at the request of the Lender, execute in favour of the Lender a Charter Assignment and shall:

(a)	serve notice of the Charter Assignment on the charterer and procure that the charterer acknowledges such notice in such form as the Lender may approve or require; and

(b)	deliver to the Lender such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Schedule 2, Part A as the Lender may require.

14	SECURITY COVER

14.1	Minimum required security cover

Clause 14.2 applies if the Lender notifies the Borrowers that:

(a)	the aggregate Market Value of the Ships (which are then subject to a Mortgage); plus

(b)	the net realisable value of any additional security previously provided under this Clause 14 is below 125 per cent. of the Loan.

14.1	Provision of additional security; prepayment

If the Lender serves a notice on the Borrowers under Clause 14.1, the Borrowers shall prepay such part (at least) of the Loan or, as the case may be, the relevant Tranche as will eliminate the shortfall on or before the date falling 1 month after the date on which the Lender's notice is served (the "Prepayment Date"), unless at least 1 Business Day before the Prepayment Date the Borrowers have provided or ensured that a third party has provided, additional security which, in the opinion of the Lender, has a net realisable value at least equal to the shortfall and which has been documented in such terms as the Lender may approve or require.

14.3	Valuation of Ships

The Market Value of a Ship at any date is that shown by taking the arithmetic mean of two desktop valuations, each addressed to the Lender and prepared:

(a)	as at a date not more than 14 days previously;

(b)	by two Approved Brokers appointed or approved by the Lender;

(c)	with or without physical inspection of the Ship (as the Lender may require);

(d)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment;

(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

14.4	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 14.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 14.3.

14.5	Valuations binding

Any valuation under Clause 14.2, 14.3 or 14.4 shall be binding and conclusive as regards the Borrowers, as shall be any valuation which the Lender makes of any additional security which does not consist of or include a Security Interest.

14.6	Provision of information

The Borrowers shall promptly provide the Lender and any shipbroker or expert acting under Clause 14.3 or 14.4 with any information which the Lender or the shipbroker or expert may request for the purposes of the valuation; and, if the Borrowers fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Lender (or the expert appointed by it) considers prudent.

14.7	Payment of valuation expenses

Without prejudice to the generality of the Borrowers' obligations under Clauses 19.2, 19.3 and 20.3, the Borrowers shall, on demand, pay the Lender the amount of the fees and expenses of any shipbroker or expert instructed by the Lender under this Clause and all legal and other reasonable expenses incurred by the Lender in connection with any matter arising out of this Clause 14.

14.8	Frequency of Valuations

The Borrowers acknowledge and agree that the Lender may commission valuations of the Ships at such times as the Lender shall deem necessary and, in any event, not less often than once in respect of each Ship during each 12-month period of the Security Period on the anniversary of the Drawdown Date of the Tranche financing that Ship.

14.9	Application of prepayment

Clause 7 shall apply in relation to any prepayment pursuant to Clause 14.2.

15	PAYMENTS AND CALCULATIONS

15.1	Currency and method of payments

All payments to be made by the Borrowers to the Lender under a Finance Document shall be made to the Lender:

(a)	by not later than 11.00 a.m. (London time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)	to such account of the Lender with a bank in New York as the Lender may from time to time notify to the Borrowers.

15.2	Payment on non-Business Day

If any payment by the Borrowers (or any of them) under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day,

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

15.3	Basis for calculation of periodic payments

All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

15.4	Lender accounts

The Lender shall maintain an account showing the amounts advanced by the Lender and all other sums owing to the Lender from the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

15.5	Accounts prima facie evidence

If the account maintained under Clause 15.4 shows an amount to be owing by any Borrower or a Security Party to the Lender, that account shall be prima facie evidence that that amount is owing to the Lender.

16	APPLICATION OF RECEIPTS

16.1	Normal order of application

Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents (including for the avoidance of doubt the Master Agreements) in the following order and proportions:

(i)
first, in or towards satisfaction pro rata of all amounts then due and payable to the Lender under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrowers under Clauses 19, 20 and 21 of this Agreement or by the Borrowers or any Security Party under any corresponding or similar provision in any other Finance Document);

(ii)
secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Lender under the Finance Documents (including for the avoidance of doubt the Master Agreements) (and, for this purpose, the expression "interest" shall include any net amount which the Borrowers shall have become liable to pay or deliver under section 9(h) (Interest and Compensation) of the Master Agreements but shall have failed to pay or deliver to the Lender at the time of application or distribution under this Clause 16); and

(iii)
thirdly, in or towards satisfaction pro rata of the Loan and the Swap Exposure (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Lender, by notice to the Borrowers and the Security Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of this Clause; and

(c)	THIRDLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

16.2	Variation of order of application

The Lender may, by notice to the Borrowers and the Security Parties, provide for a different manner of application from that set out in Clause 16.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

16.3	Notice of variation of order of application

The Lender may give notices under Clause 16.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

16.4	Appropriation rights overridden

This Clause 16 and any notice which the Lender gives under Clause 16.2 shall override any right of appropriation possessed, and any appropriation made, by any Borrower or any Security Party.

17	APPLICATION OF EARNINGS; SWAP PAYMENTS

17.1	Payment of Earnings

Each Borrower undertakes with the Lender to ensure that, throughout the Security Period:

(a)	(subject only to the provisions of the relevant General Assignment) all the Earnings in respect of each Ship are paid to the Earnings Account for that Ship; and

(b)	all payments by the Lender to the Borrowers under a Transaction are paid to the Earnings Accounts (or either of them).

17.2	Location of accounts

Each Borrower shall promptly:

(a)	comply with any requirement of the Lender as to the location or re-location of the Earnings Accounts (or either of them);

(b)
execute any documents which the Lender specifies to create or maintain in favour of the Lender a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts (or either of them).

17.3	Debits for expenses etc.

The Lender shall be entitled (but not obliged) from time to time to debit any Earnings Accounts without prior notice in order to discharge any amount due and payable to it under Clause 19 or 20 or payment of which it has become entitled to demand under Clause 19 or 20.

17.4	Earnings Accounts balances

Subject to the other terms of this Agreement and provided that no Event of Default has occurred at any relevant time any balance standing to the credit of the Earnings Accounts shall be freely available to the Borrowers to be used in accordance with and in compliance with the terms and conditions of this Agreement.

18	EVENTS OF DEFAULT

18.1	Events of Default

An Event of Default occurs if:

(a)	any Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)	any breach occurs of Clause 8.2, 9.3, 10.2, 10.3, 11.2, 11.3, 11.4, 12.2, 12.3, 13.3, 13.9, 14.2 or 17.1 or clause 12.3 of the Guarantee; or

(c)
any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph (a) or (b)) if, in the opinion of the Lender, such default is capable of remedy and such default continues unremedied 10 days after written notice from the Lender requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in any Finance Document) any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph (a), (b) or (c)); or

(e)
any representation, warranty or statement made by, or by an officer of, a Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated; or

(f)
any of the following occurs in relation to any Financial Indebtedness of a Relevant Person (exceeding, in the case of the Guarantor, $10,000,000 (or the equivalent in any other currency) in aggregate and, in the case of any other Relevant Person, $500,000 (or the equivalent in any other currency) in aggregate):

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes, in the opinion of the Lender, unable to pay its debts as they fail due; or

(ii)
any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress, or any form of freezing order, in respect of a sum of, or sums aggregating $100,000 or more or the equivalent in another currency;

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)
any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)
a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than a Borrower or the Guarantor which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Lender and effected not later than 3 months after the commencement of the winding up; or

(viii)
an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)
a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)
any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)
in a Pertinent Jurisdiction other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Lender is similar to any of the foregoing; or

(h)	any Borrower or any Security Party ceases or suspends carrying on its business or a part of its business which, in the opinion of the Lender, is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)	for any Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Lender considers material under a Finance Document; or

(ii)	for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any consent necessary to enable any Borrower to own, operate or charter the Ship owned or to be owned by it or to enable any Borrower or any Security Party to comply with any provision which the Lender considers material of a Finance Document to which it is a party is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)
it appears to the Lender that, without its prior written consent, a change has occurred or probably has occurred after the date of this Agreement in the direct shareholders or the legal ownership of any of the shares in any Borrower or in the control of the voting rights attaching to any of those shares; or

(l)
any person (other than any financial institution acting as a passive investor) becomes at any time the legal or ultimate beneficial owner of a higher percentage of the total issued share capital of the Guarantor than the percentage of the total issued share capital of the Guarantor beneficially owned by any member or members of the Palios Family; or

(m)	Mr. Simeon Patios ceases to hold an executive position in the Guarantor and active role in the decision making in respect of the Guarantor; or

(n)	without the prior consent of the Lender, the shares of the Guarantor cease to be listed on the New York Stock Exchange; or

(o)
any provision which the Lender considers material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(p)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(q)
an Event of Default (as defined in Section 14 of each Master Agreement) has occurred and is continuing with the Borrowers as the Defaulting Party (as defined in the Master Agreements) under each such Master Agreement or an Early Termination Date has been designated by the Lender in accordance with Section 6(a) of each Master Agreement; or

(r)	a Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Lender; or

(s)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a material adverse change in the financial position, state of affairs or prospects of any Relevant Person; or

(ii)	any accident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person,

in the light of which the Lender considers that there is a significant risk that any Borrower or the Guarantor is, or will later become, unable to discharge its or their liabilities under the Finance Documents as they fall due.

18.2	Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default the Lender may:

(a)	serve on the Borrowers a notice stating that all obligations of the Lender to the Borrowers under this Agreement are terminated; and/or

(b)
serve on the Borrowers a notice stating that all or part of the Loan, together with accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c)	take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b), the Lender is entitled to take under any Finance Document or any applicable law.

18.3	Termination of Commitment

On the service of a notice under Clause 18.2(a) the Commitment and all the obligations of the Lender to the Borrowers under this Agreement shall terminate.

18.4	Acceleration of Loan

On the service of a notice under Clause 18.2(b) all or, as the case may be, the part of the Loan specified in the notice together with accrued interest and all other amounts accrued or owing from any Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

18.5	Multiple notices; action without notice

The Lender may serve notices under Clauses 18.2(a) and 18.2(b) simultaneously or on different dates and it may take any action referred to in Clause 18.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

18.6	Exclusion of Lender liability

Neither the Lender nor any receiver or manager appointed by the Lender, shall have any liability to a Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset except that this does not exempt the Lender or a receiver or manager from liability for losses shown to have been caused directly and mainly by the dishonesty or the wilful misconduct of the Lender's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

18.7	Relevant Persons

In this Clause 18 a "Relevant Person" means any Borrower, the Guarantor, the Approved Manager or any other Security Party, and any other member of the Group.

18.8	Interpretation

In Clause 18.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 18.1(g) "petition" includes an application,

19	FEES AND EXPENSES

19.1	Arrangement and Commitment fee

The Borrowers shall pay to the Lender:
(a)	a non-refundable arrangement fee of $135,000 (representing 0.75 per cent. of the maximum amount of the Commitment) on the date of this Agreement; and

(b)
quarterly in arrears during the period from (and including) the date of this Agreement to the earlier of (i) the final Drawdown Date to occur and (ii) the last day of the Availability Period and on the last date of that period, a commitment fee at the rate of 1 per cent. per annum on the undrawn amount of the Commitment,

19.2	Costs of negotiation, preparation etc.

The Borrowers shall pay to the Lender on its demand the amount of all expenses incurred by the Lender in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

19.3	Costs of variations, amendments, enforcement etc.

The Borrowers shall pay to the Lender, on the Lender's demand, the amount of all expenses incurred by the Lender in connection with:

(a)	any amendment or supplement to a Finance Document (except those made pursuant to clauses 25.2, 25.4 and 25.7), or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lender concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 14 or any other matter relating to such security;

(d)	where the Lender, in its absolute opinion, considers that there has been a material change to the insurances in respect of any Ship, the review of the Insurances pursuant to Clause 12.18; or

(e)	any step taken by the Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

19.4	Documentary taxes

The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Lender's demand, fully indemnify the Lender against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrowers to pay such a tax. For the avoidance of doubt, this Clause 19.4 does not apply to the Master Agreements.

19.5	Certification of amounts

A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 19 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20	INDEMNITIES

20.1	Indemnities regarding borrowing and reduction of Loan

The Borrowers shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender, or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	a Tranche not being borrowed on the date specified in the relevant Drawdown Notice for any reason other than a default by the Lender;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document, on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 6);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 18,

and in respect of any tax (other than tax on its overall net income) for which the Lender is liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under any Finance Document.

20.2	Breakage costs

Without limiting its generality, Clause 20.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by the Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender) to hedge any exposure arising under this Agreement or that part which the Lender determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating or otherwise in connection with, a number of transactions of which this Agreement is one.

20.3	Miscellaneous indemnities

The Borrowers shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by the Lender, in any country, as a result of or in connection with:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Lender or by any receiver appointed under a Finance Document;

(b)	any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Lender.

Without prejudice to its generality, this Clause 20.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

20.4 Currency indemnity

If any sum due from any Borrower or any Security Party to the Lender under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a)	making or lodging any claim or proof against any Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,

the Borrowers shall indemnify the Lender against the loss arising when the amount of the payment actually received by the Lender is converted at the available rate of exchange into the Contractual Currency.

In this Clause 20.4, the "available rate of exchange" means the rate at which the Lender is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 20.4 creates a separate liability of the Borrowers which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

20.5	Certification of amounts

A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20.6	Application to Master Agreements

For the avoidance of doubt, Clause 20.4 does not apply in respect of sums due from the Borrowers to the Lender under or in connection with the Master Agreements as to which sums the provisions of Section 8 (Contractual Currency) of the Master Agreements shall apply.

20.7	Environmental indemnity

Without prejudice to its generality, Clause 20.3 covers any claims, demands, proceedings, liabilities, taxes, losses or expenses of every kind which arise, or are asserted, under or in connection with any law relating to safety at sea, pollution or the protection of the environment, the ISM Code or the ISPS Code.

21	NO SET-OFF OR TAX DEDUCTION

21.1	No deductions

All amounts due from the Borrowers under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which a Borrower is required by law to make.

21.2	Grossing-up for taxes

If any Borrower is required by law to make a tax deduction from any payment:

(a)	that Borrower shall notify the Lender as soon as it becomes aware of the requirement;

(b)	that Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Lender receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

21.3	Evidence of payment of taxes

Within one month after making any tax deduction, the Borrower concerned shall deliver to the Lender documentary evidence satisfactory to the Lender that the tax had been paid to the appropriate taxation authority.

21.4	Exclusion of tax on overall net income

In this Clause 20.7, "tax deduction" means any deduction or withholding for or on account of any present or future tax except tax on the Lender's overall net income.

21.5	Application to Master Agreements

For the avoidance of doubt, Clause 21 does not apply in respect of sums due from the Borrowers to the Lender under or in connection with the Master Agreements as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreements shall apply.

22	ILLEGALITY, ETC.

22.1	Illegality

This Clause 22 applies if the Lender notifies the Borrowers that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

22.2	Notification and effect of illegality

On the Lender notifying the Borrowers under Clause 22.1, the Commitment shall terminate; and thereupon or, if later, on the date specified in the Lender's notice under Clause 22.1 as the date on which the notified event would become effective the Borrowers shall prepay the Loan in full in accordance with Clause 7.

22.3	Mitigation

If circumstances arise which would result in a notification under Clause 22.1 then, without in any way limiting the rights of the Lender under Clause 22.3, the Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage,

23	INCREASED COSTS

23.1	Increased costs

This Clause 23 applies if the Lender notifies the Borrowers that it considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law, or a regulation or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)
the effect of complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement or

(c)
the implementation or application of or compliance with the "Basel III, a global regulatory framework for more resilient banks and banking systems", "Basel Ill: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010 ("Basel III") or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator or the Lender or a parent company or affiliate of it), the Lender (or a parent company of it) has incurred or will incur an "increased cost".

In this Clause 23 "increased cost" means:

(i)
an additional or increased cost incurred as a result of, or in connection with, the Lender having entered into, or being a party to, this Agreement of funding or maintaining the Loan or performing its obligations under this Agreement, or of having outstanding all or any part of the Loan or other unpaid sums;

(ii)	a reduction in the amount of any payment to the Lender under this Agreement, or in the effective return which such a payment represents to the Lender, or on its capital;

(iii)
an additional or increased cost of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan or (as the case may require) the proportion of that cost attributable to the Loan; or

(iv)	a liability to make a payment, which is calculated by reference to any amounts received or receivable by the Lender under this Agreement;

but not (aa) an item attributable to a change in the rate of tax on the overall net income of the Lender (or a parent company of it) or (bb) an item covered by the indemnity for tax in Clause 20.1 or by Clause 21.

For the purposes of this Clause 23.1 the Lender may in good faith allocate or spread costs among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

23.2	Notification to Borrowers of claim for increased costs

The Lender shall notify the Borrowers of any increased cost resulting from the introduction, application, implication or alteration of any regulations which may replace those set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices referred to in Clause 23.1, 30 days prior to seeking compensation from the Borrowers for the first time for such increased cost and consult with the Borrowers during such 30-day period.

23.3	Payment of increased costs

The Borrower shall pay to the Lender, on its demand, the amounts which the Lender from time to time notifies the Borrowers that it has specified to be necessary to compensate it for the increased cost.

23.4	Notice of prepayment

If the Borrower is not willing to continue to compensate the Lender for the increased cost under Clause 23.3, the Borrowers may give the Lender not less than 14 Business Days' notice of its intention to prepay the Loan at the end of an interest period.

23.5	Prepayment

A notice under Clause 23.3 shall be irrevocable; and on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalties) the Loan together with accrued interest thereon at the applicable rate plus the Margin.

24	SET-OFF

24.1	Application of credit balances

The Lender may without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of any Borrower at any office in any country of the Lender, including (without limitation) under the Master Agreements, in or towards satisfaction of any sum then due from the Borrowers to the Lender under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of either Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

24.2	Existing rights unaffected

The Lender shall not be obliged to exercise any of its rights under Clause 24.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).

24.3	No Security Interest

This Clause 24 gives the Lender a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of any Borrower.

25	TRANSFERS AND CHANGES IN LENDING OFFICE

25.1	Transfer by Borrowers

The Borrowers may not, without the prior consent of the Lender:

(a)	transfer any of their respective rights, liabilities or obligations under any Finance Document; or

(b)	enter into any merger, de-merger or other reorganisation, or carry out any other act, as a result of which any of, their rights or liabilities would vest in, or pass to, another person.

25.2	Assignment by Lender

The Lender may assign all or any of the rights and interests which it has under or by virtue of the Finance Documents with the consent of the Borrowers Provided that the consent of the Borrowers shall not be required (i) in the case of an Event of Default which is continuing or (ii) if the Lender assigns all or any part of its rights and interests to any consolidated entities within Commonwealth Bank of Australia. The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld or delayed. Each Borrower will be deemed to have given its consent 5 Business Days after the Lender has requested it unless such consent is expressly refused by that Borrower within that time.

25.3	Rights of assignee

In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee of any of the Lender's rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

25.4	Sub-participation; subrogation assignment

The Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrowers; and the Lender may assign, in any manner and terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to them.

25.5	Disclosure of information

The Lender may disclose to a potential assignee or sub-participant any information which the Lender has received in relation to any Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

25.6	Change of lending office

The Lender may change its lending office by giving notice to the Borrowers and the change shall become effective on the later of:

(a)	the date on which the Borrowers receive the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

25.7	Security over Lender's rights

In addition to the other rights provided to the Lender under this Clause 25, the Lender may without consulting with or obtaining consent from the Borrowers or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)
if the Lender is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Lender as security for those obligations or securities except that no such charge, assignment or Security Interest shall:

(i)
release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by the Borrowers or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the Lender under the Finance Documents.

26	VARIATIONS AND WAIVERS

26.1	Variations, waivers etc. by Lender

Subject to Clause 26.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or the Lender's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrowers and the Lender and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

26.2	Exclusion of other or implied variations

Except for a document which satisfies the requirements of Clause 26.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Lender (or any person acting on its behalf) shall result in the Lender (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by any Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27	NOTICES

27.1	General

Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

27.2	Addresses for communications

A notice by letter or fax shall be sent:

(a)	to the Borrowers:	c/o Approved Manager 16 Pendelis Street 175 64 Paleo Faliro Athens Greece

Attn: Chief Financial Officer

Fax No: +30 210 9470101

(b)	to the Lender:	Senator House 85 Queen Victoria Street London EC4V 4HA United Kingdom

Attn: Simon Baker/William Barrand

Fax No: +44 207 71039

or to such other address as the relevant party may notify the other.

27.3	Effective date of notices

Subject to Clauses 27.4 and 27.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

27.4	Service outside business hours

However, if under Clause 27.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time,

the notice shall (subject to Clause 27.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

27.5	Illegible notices

Clauses 27.3 and 27.4 do not apply if the recipient of a notice notifies the sender within hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

27.6	Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

27.7	English language

Any notice under or in connection with a Finance Document shall be in English.

27.8	Meaning of "notice"

In this Clause 27, "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

27.9	Electronic communications

The Lender and the Borrowers agree that information may be sent via e-mail to each other, and to (or from) third parties involved in the provision of services. In particular, the Borrowers acknowledge that:

(a)	the unencrypted information is transported over an open, publicly accessible network and can, in principle, be viewed by others, thereby allowing conclusions to be drawn about a banking relationship;

(b)	the information can be changed and manipulated by a third party;

(c)	the sender's identity (sender of the e-mail) can be assumed or otherwise manipulated;

(d)
the exchange of information can be delayed or disrupted due to transmission errors, technical faults, disruptions, malfunctions, illegal interventions, network overload, the malicious blocking of electronic access by third parties or other shortcomings on the part of the network provider. In certain situations, time-critical orders and instructions might not be processed on time;

(e)
the Lender assumes no liability for any loss incurred as a result of manipulation of the e-mail address or content by anyone other than the officers and/or employees of the Lender nor is it liable for any loss incurred by the Borrowers and any other Security Party due to interruptions and delays in transmission caused by technical problems.

The Lender is entitled to assume that all the orders and instructions, and communications in general, received from the Borrowers or a third party are from an authorised individual, irrespective of the existing signatory rights in accordance with the commercial register (or any other applicable equivalent document) or the specimen signatures provided to the Lender.

The Borrowers shall further procure that all third parties referred to herein agree with the use of e-mails and are aware of the above terms and conditions related to the use of e-mail.

28	JOINT AND SEVERAL LIABILITY

28.1	General

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 28.2, joint.

28.2	No impairment of Borrowers' obligations

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards the other Borrower;

(b)	the Lender entering into any rescheduling, refinancing or other arrangement of any kind with the other Borrower;

(c)	the Lender releasing the other Borrower or any Security Interest created by a Finance Document; or

(d)	any combination of the foregoing.

28.3	Principal debtors

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and neither Borrower shall in any circumstances be construed to be a surety for the obligations of the other Borrower under this Agreement.

28.4	Borrowers' guarantee under the Master Agreements

Each Borrower, unconditionally and irrevocably:

(a)
guarantees as primary obligor and independent and without, in respect of its obligations under this Clause 28.4, any of the rights or defences of a surety, the due payment of all amounts payable by the other Borrower under or in connection with the Master Agreements;

(b)	undertakes to pay to the Lender, on the Lender's demand, any such amount which is not paid by that Borrower when payable; and

(c)
fully indemnifies the Lender in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender as a result of or in connection with any obligation or liability guaranteed by that Borrower being or becoming unenforceable, invalid, void or illegal; and the amount recoverable under this indemnity shall be equal to the amount which the Lender would otherwise have been entitled to recover.

28.5	Subordination

Subject to Clause 28.6, during the Security Period, neither Borrower shall:

(a)
claim any amount which may be due to it from the other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)	take or enforce any form of security from the other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of the other Borrower; or

(c)	set off such an amount against any sum due from it to the other Borrower; or

(d)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving the other Borrower or other Security Party; or

(e)	exercise or assert any combination of the foregoing.

28.6	Borrower's required action

If during the Security Period, the Lender, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 28.5, in relation to the other Borrower, that Borrower shall take that action as soon as practicable after receiving the Lender's notice.

29	SUPPLEMENTAL

29.1	Rights cumulative, non-exclusive

The rights and remedies which the Finance Documents give to the Lender are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

29.2	Severability of provisions

If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

29.3	Counterparts

A Finance Document may be executed in any number of counterparts.

29.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

30	LAW AND JURISDICTION

30.1	English law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

30.2	Exclusive English jurisdiction

Subject to Clause 30.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

30.3	Choice of forum for the exclusive benefit of the Lender

Clause 30.2 is for the exclusive benefit of the Lender, which reserves the rights:

(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

No Borrower shall commence any proceedings in any country other than England in relation to a Dispute.

30.4	Process agent

Each Borrower irrevocably appoints Nicolaou & Co (for the attention of Antonis Nicolaou) at its registered office for the time being, presently at 25 Heath Drive, Potters Bar, Herts, EN6 1.EN, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

30.5	Lender's rights unaffected

Nothing in this Clause 30 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

30.6	Meaning of "proceedings"

In this Clause 30, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

DRAWDOWN NOTICE

To:	COMMONWEALTH BANK OF AUSTRALIA
Senator House
85 Queen Victoria Street
London EC4V 4HA

Fax No.: [!]

From:	Taka Shipping Company Inc.
and
Fayo Shipping Company Inc.

[date]

DRAWDOWN NOTICE

1
We refer to the loan agreement (the "Loan Agreement") dated 9 January 2014 and made between ourselves, as joint and several Borrowers, and yourselves, as Lender, in connection with a loan facility of up to US$18,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow Tranche [A][B] as follows:

(a)	Amount: US$[!];

(b)	Drawdown Date: [!];

(c)	[Duration of the first Interest Period shall be [!] months;]

(d)	Payment instructions: account of [Name of the Borrower] (Account No. xxx) with yourselves.

3	We represent and warrant that:

(a)	the representations and warranties in Clause 9 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Tranche.

4	This notice cannot be revoked without the prior consent of the Lender.

5	[We authorise you to deduct all accrued commitment fee referred to in Clause 19 from the amount of the Tranche.]

[Name of Signatory]

………………………….
Authorised Signatory
for and on behalf of
TAKA SHIPPING COMPANY INC.
and
FAYO SHIPPING COMPANY INC.

SCHEDULE 2

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 8.1(a).

1	A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B of this Schedule 2.

2	Copies of the certificate of incorporation and constitutional documents of each Borrower and the Guarantor.

3
Copies of resolutions of the shareholders and directors of each Borrower authorising the execution of the Finance Documents to which that Borrower is a party and authorising named signatories to give the Drawdown Notices and other notices under this Agreement.

4	Copies of the resolutions of the executive committee of the Guarantor authorising the execution of the Finance Documents to which it is party.

5	The original of any power of attorney under which any Finance Document is to be executed on behalf of each Borrower or the Guarantor.

6	The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Accounts.

7	Such evidence as the Lender may require as to the ultimate legal and beneficial shareholders in respect of the Borrowers and the Guarantor.

8	Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

9	If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

10	A favourable legal opinion from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Lender may require.

11	Any documents as the Lender may require in respect of the Borrowers and any Security Party to satisfy the Lender's "know your customer" requirements and its other customary money laundering checks.

12	The Financial Statements of the Guarantor as described in clause 10.7 of the Loan Agreement.

13	Any other documents that the Lender may reasonably require in respect of the Borrowers and any Security Party.

PART B

The following are the documents referred to in Clause 8.1(b).

1	A duly executed original of each Account Pledge, the Mortgage and the General Assignment each in respect of the Ship to be financed by the relevant Tranche (the "Relevant Ship").

2	Documentary evidence that:

(a)	the Relevant Ship is definitively and permanently registered in the name of the relevant Borrower under an Approved Flag;

(b)	the Relevant Ship is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;

(c)
the Relevant Ship maintains the highest available class with such first class classification society which is a member of the IACS as the Lender may approve free of all recommendations and conditions of such classification society;

(d)	a Mortgage has been duly registered against the Relevant Ship in accordance with the laws and requirements of the relevant Approved Flag State; and

(e)	the Relevant Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

3	Documents establishing that the Relevant Ship will, as from the relevant Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lender, together with:

(a)
a letter of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the management of the Relevant Ship and subordinating the rights of the Approved Manager against the Relevant Ship and the relevant Borrower to the rights of the Lender under the Finance Documents; and

(b)	copies of the Approved Manager's Document of Compliance and of the Relevant Ship's SMC and ISSC (together with any other details of the applicable safety management system which the Lender requires).

4
Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands, the applicable Approved Flag State and such other relevant jurisdictions as the Lender may require.

5	A favourable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for the Relevant Ship as the Lender may require.

6
Two desktop valuations of the Relevant Ship, each addressed to the Lender, stated to be for the purposes of this Agreement and dated not earlier than 14 days before the relevant Drawdown Date, each issued in accordance with Clause 14.3, which show a value for the relevant Ship satisfactory to the Lender.

7	The financial statements of the Guarantor referred to in clause 10.6 of the Loan Agreement.

8
The certificates in respect of International Ship and Port Facility Security Code (ISPS) and the International Safety Management Code (including the guidelines on its implementation) (ISM), adopted by the International Maritime Organisation.

9	Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

10	Any other documents as the Lender may reasonably require in respect of the Borrowers and any Security Party.

11	If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

Each of the documents specified in paragraphs 2, 3 and 6 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrowers or a lawyer.

EXECUTION PAGE

BORROWERS

	SIGNED by Andreas Nikolaos Michalopoulos	) /s/ Andreas Nikolaos Michalopoulos
	for and on behalf of	)
	TAKA SHIPPING COMPANY INC.	)

	SIGNED by Anastasios Margaronis	) /s/ Anastasios Margaronis
	for and on behalf of	)
	FAYO SHIPPING COMPANY INC.	)
)
)
)
)
LENDER

	SIGNED by	)
	for and on behalf of	)
	COMMONWEALTH BANK OF AUSTRALIA	)
such execution being witnessed by:

	Witness to all	)
the above signatures (other than the Lender)

Name:	VASSILIKI GEORGOPOULOS	/s/ Vassiliki Georgopoulos
SOLICITOR
Address:	WATSON, FARLEY & WILLIAMS
346 SYNGROU AVENUE
17674 KALLITHEA
ATHENS-GREECE

64